UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2015

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2015, Champions Oncology, Inc. (the “Company”) entered into amendments to convertible promissory notes issued in the principal amount of $1 million each to Joel Ackerman, the Company’s Chief Executive Officer, and Dr. Ronnie Morris, the Company’s President. The amendments extended the maturity dates of the convertible promissory notes to April 1, 2015. The amendments were approved by the Company’s audit committee.

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the amendments, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Company’s press release describing the transaction is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item is described in Item 1.01 above.

Item 9.01. Exhibits.

(d) Exhibits

The following exhibits filed herewith:

Exhibit No.

10.1	Amendment No. 1 to Convertible Promissory Note, dated February 28, 2015, between Champions Oncology, Inc. and Joel Ackerman.
10.2	Amendment No. 1 to Convertible Promissory Note, dated February 28, 2015, between Champions Oncology, Inc. and Ronnie Morris.
99.1	Press Release dated December 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.

Date: March 2, 2015	By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Chief Executive Officer